EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Papa John’s International, Inc. (the “Company”), on Form 10-Q for the quarter ended June 29, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. David Flanery, Senior Vice President of Finance (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2003	/s/ J. David Flanery
J. David Flanery
Senior Vice President of Finance (Principal Accounting Officer)